Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-3ASR No. 333-275853) of Stryker Corporation, and
2.Registration Statement (Form S-8 No. 333-140961) pertaining to the 2006 Long-Term Incentive Plan of Stryker Corporation, and
3.Registration Statements (Form S-8 No. 333-150396, Form S-8 333-221959 and Form S-8 No. 333-287683) pertaining to the 2008 Employee Stock Purchase Plan of Stryker Corporation, and
4.Registration Statements (Form S-8 No. 333-179142, Form S-8 333-221958 and Form S-8 No. 333-287683) pertaining to the 2011 Long-Term Incentive Plan of Stryker Corporation;

of our report dated February 11, 2026 (except for Notes 1, 2, and 14, as to which the date is June 26, 2026), with respect to the consolidated financial statements and schedule of Stryker Corporation and subsidiaries included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Grand Rapids, Michigan
June 26, 2026